Exhibit 1.1


                      BEAR STEARNS MORTGAGE SECURITIES INC.

                            Pass-Through Certificates


                                 TERMS AGREEMENT


                                                      Dated: August 26, 1997

To:  BEAR STEARNS MORTGAGE SECURITIES INC.

Re:  Underwriting Agreement dated June 25, 1996
     Series Designation:  Series 1997-5
     Class Designation Schedule:  Class A-1

TERMS OF THE CERTIFICATES:


                   Original Principal                 Pass-Through
CLASS              AMOUNT                             INTEREST RATE

 A-1               $30,018,528.00                        (1)

- ---------------------

 (1) The effective per annum interest rate borne by the Certificates during each Interest Accrual Period with respect to a Distribution Date will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid to the certificateholders for the related Interest Accrual Period multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such Distribution Date.

DISTRIBUTION DATES: With respect to each month, beginning in September 1997, the 25th day of such month, or, if such is not a Business Day (as defined herein), then on the next successive Business Day. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

CERTIFICATE RATING: "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch Investors Service, L.P.

FORM OF CERTIFICATES:  Book-entry (Depository Trust Company).

TRUST FUND ASSETS: The Pooled Certificates to be included in the Trust Fund are as described in Schedule A hereto.

PURCHASE PRICE: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be 98.7% of the principal balance of the Certificates plus accrued interest from August 1,1997 to, but not including, the Closing Date.

CLOSING DATE:  August 29, 1997, 9:00 a.m., New York time

MISCELLANEOUS MATTERS: (a) The Pooling Agreement and the Mortgage Loan Schedule referred to in the Underwriting Agreement shall be deemed to be references to the Pooling Agreement dated as of August 1, 1997 between Bear Stearns Mortgage Securities Inc., as depositor, and First Trust National Association, as trustee, and the Pooled Certificates Schedule (attached thereto), respectively;

(b) notices to the Underwriter shall be to the attention of Jeffrey Mayer and notices to the Company shall be to the attention of Joseph T. Jurkowski, Jr.

The undersigned, as sole Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of the Class of the above-referenced Series of Certificates set forth herein.

BEAR, STEARNS & CO. INC.



By:  /s/ Paul Friedman
     ------------------------------
     Name:  Paul Friedman
     Title: Senior Managing Director

Accepted:

BEAR STEARNS MORTGAGE SECURITIES INC.


By:  /s/ Joseph T. Jurkowski
     -------------------------------
     Name:  Joseph T. Jurkowski
     Title: Vice President

                                   SCHEDULE A

                               POOLED CERTIFICATES

                                                                     CLASS %
FULL NAME OF SERIES                                                 IN TRUST
POOLED FNMA CERTIFICATES
         Guaranteed REMIC Pass-Through Certificates,                  12.02%
         Fannie Mae REMIC Trust 1993-142, Class A
         Guaranteed REMIC Pass-Through Certificates,                   6.83%
         Fannie Mae REMIC Trust 1993-164, Class F
         Guaranteed REMIC Pass-Through Certificates                   52.57%
         Fannie Mae REMIC Trust 1993-168, Class SD
         Guaranteed REMIC Pass-Through Certificates,                  26.88%
         Fannie Mae REMIC Trust 1996-39, Class G
         Guaranteed REMIC Pass-Through Certificates,                  72.22%
         Fannie Mae REMIC Trust 1996-63, Class Z
POOLED FHLMC CERTIFICATES
         Multiclass Mortgage Participation Certificates,
         Series 1435, Class SB                                         28.78%
         Multiclass Mortgage Participation Certificates
         and Modifiable and                                           12.46%
         Combinable REMIC Certificates, Series 1948,
         Class SB
         Multiclass Mortgage Participation Certificates,
         Multiclass Mortgage Securities and Modifiable                74.28%
         and Combinable REMIC Certificates, Series 1983,
         Class ZC